Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus of Global Self Storage, Inc. of our report dated March 25, 2026, relating to the consolidated financial statements, and the financial statement schedule of Global Self Storage, Inc., appearing in the Annual Report on Form 10-K of Global Self Storage, Inc. for the year ended December 31, 2025.

/s/ RSM US LLP

Dallas, Texas
June 29, 2026